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                                                                    Exhibit 8.01

                                  July 8, 1997

Cardinal Health, Inc.
5555 Glendon Court
Dublin, Ohio 43106

Gentlemen:

                  With reference to the Registration Statement on Form S-4 (the "Registration Statement") being filed this date by Cardinal Health, Inc., an Ohio corporation ("Cardinal"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of its common shares, without par value ("Cardinal Common Shares"), and warrants to purchase Cardinal Common Shares to be issued in connection with the transactions contemplated by the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of July 7, 1997, among Cardinal, Hub Merger Corp., a Delaware corporation and a wholly owned subsidiary of Cardinal, and MediQual Systems, Inc., a Delaware corporation, we hereby confirm that the discussion set forth under the captions "Summary -- Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the Registration Statement provides a summary of the material federal income tax considerations relevant to the MediQual stockholders receiving Cardinal Common Shares pursuant to the Merger Agreement, including (i) that there can be no assurance that the tax treatment of the merger by Cardinal, MediQual or MediQual stockholders will not be challenged by the Internal Revenue Service, or that any such challenge would not be sustained; and (ii) that no ruling has been requested from the Internal Revenue Service and no legal opinion concerning the tax treatment of the merger will be rendered.

                  We hereby consent to the filing of this opinion as Exhibit
8.01 to the Registration Statement and to the use of our name in Proxy Statement/Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under


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Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange commission promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ Baker & Hostetler LLP
                                                  Baker & Hostetler LLP